EXHIBIT 99.1

EasyLink Services International Corporation
Acquires Xpedite Systems, LLC from Premiere Global Services, Inc.

Creates a Global Leader in Advanced Messaging, Expands International Presence and Creates Opportunity for Significant Operating Synergy

NORCROSS, GA, October 21, 2010 - (BUSINESS WIRE) - EasyLink Services International Corporation ("EasyLink" or "Company") (NasdaqCM: ESIC) (http://www.easylink.com), a global provider of comprehensive messaging services and e-commerce solutions, today announced the acquisition of the PGiSend and PGiNotify advanced messaging businesses from Premiere Global Services, Inc. (NYSE: PGI), through the purchase of its wholly-owned subsidiary, Xpedite Systems, LLC  and its subsidiaries (“Xpedite”) for $105 million in cash.  Xpedite is a global leader in providing advanced messaging services that include a full suite of fax and notification services.

As a result of the transaction, EasyLink now has 30,000 customers on five continents in over a dozen industries and has become the clear leader in a key segment of the enterprise messaging category, enterprise fax.  Many of world’s most powerful, respected, and well run companies, including the majority of the Fortune 500, are using EasyLink to support one or more of their key business processes through its portfolio of network or “cloud” based service offerings.

“The acquisition of Xpedite is directly aligned with our core strategy of acquiring complementary businesses within our existing markets.” said Tom Stallings, CEO of EasyLink.  “Xpedite will add a strong portfolio of advanced messaging services and a global set of customers to EasyLink which will allow us to continue to build upon our current success in the enterprise market. This acquisition brings together two of the most knowledgeable, experienced and customer-trusted teams in the enterprise messaging business into a single, global entity.”

EasyLink recapitalized its existing debt and paid for the transaction with $5 million of cash on hand and a new credit facility consisting of a $110 million term loan and a $20 million revolver.  EasyLink’s current lead lender, SunTrust Bank, continues to lead the facility and has been joined by all of the current lending group plus two new participants.

Investor Conference Call

The Company plans to hold a conference call on Friday, October 22, 2010, at 8:00 a.m. EDT to discuss the acquisition and its fourth quarter and fiscal year 2010 results in detail.

The Company invites all those interested in hearing management’s discussion to join the call by dialing (800) 967-7134 (U.S. and Canada) or (719) 457-2603 (International), access code 1085142.  If you are unable to participate and would like to hear a replay of the call, an audio reply will be available on EasyLink’s investor relations website at http://ir.easylink.com/events.cfm.

Forward-Looking and Cautionary Statements

Except for the historical information and discussion contained herein, statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those indicated by such forward-looking statements.  These and other risk factors are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, the Company’s quarterly reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission.  These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

About EasyLink Services International Corporation

EasyLink Services International Corporation (EasyLink) (NasdaqCM:  ESIC), headquartered in Norcross, GA, offers a comprehensive portfolio of "any to any" business messaging and transaction services that can bridge the most challenging technology gaps while creating significant cost efficiencies across an organization. From Desktop Fax and Production Messaging to EDI, Managed File Transfer, Document Capture and Management, Secure Messaging and Telex we help companies drive costs out of their operations. With over two decades of servicing customers around the globe, EasyLink has established a proven track record for providing effective, reliable and secure communications. For more information on EasyLink, visit http://www.easylink.com.

Contact:
EasyLink Services International Corporation
Glen Shipley
(678) 533-8004
gshipley@easylink.com